Exhibit 3.1

IBIS TECHNOLOGY CORPORATION

RESTATED BY-LAWS

SHAREHOLDERS

1.                                       Place of Meetings.  All meetings of the shareholders shall be held either at the principal office of the Corporation or at such other place within the United States as is determined by the Board of Directors or the Chairman of the Board of Directors, or if there shall be no Chairman of the Board of Directors, the President, and stated in the notice of the meeting.

2.                                       Annual Meetings.  The annual meeting of the shareholders entitled to vote shall be held at ten o’clock in the forenoon (or at such other time as is determined by the Board of Directors or the Chairman of the Board of Directors, or if there shall be no Chairman of the Board of Directors, the President, and stated in the notice) on a date to be determined by the Board of Directors within six months after the end of each fiscal year, on any day that is not a Saturday, Sunday or legal holiday, at such location as is determined by the Board of Directors or the Chairman of the Board, or if there shall be no Chairman of the Board of Directors, the President, and stated in the notice. The purposes for which an annual meeting is to be held, in addition to those prescribed by law, by the Restated Articles of Organization and by these By-Laws, may be specified by the Board of Directors or the Chairman of the Board, or if there shall be no Chairman of the Board of Directors, the President. In the event that no date for the annual meeting is established or no annual meeting is held on the date so fixed, or by adjournment therefrom, a special meeting of the shareholders may be held in lieu thereof, and any action taken at such special meeting shall have the same force and effect as if taken at the annual meeting. In the event an annual meeting is not held at the time fixed in accordance with these By-laws or the time for an annual meeting is not fixed in accordance with these By-laws to be held within 13 months after the last annual meeting was held, the Corporation may designate a special meeting held thereafter as a special meeting in lieu of the annual meeting, and the meeting shall have all of the effect of an annual meeting.

Notwithstanding any other provision in these By-Laws, the Board of Directors may change the date, time and location of any annual or special meeting of the shareholders (other than a special meeting called upon the written application of shareholders (a “Meeting Requested by Shareholders”)) prior to the time for such meeting, including, without limitation, by postponing or deferring the date of any such annual or special meeting (other than a Meeting Requested by Shareholders) previously called or by canceling any special meeting previously called (other than a Meeting Requested by Shareholders.)

3.                                       Notice of Shareholder Business at a Meeting of the Shareholders.  The following provisions of this Section 3 of this Article I shall apply to the conduct of business at any meeting of the shareholders. (As used in this Section 3, the term annual meeting shall include a special meeting in lieu of an annual meeting.)

(a)                                  At any meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of the notice provided for in paragraph (b) of this Section 3, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in paragraph (b) of this Section 3.

(b)                                 For business to be properly brought before a meeting of the shareholders by a shareholder pursuant to clause (iii) of paragraph (a) Section 3 of this By-law, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the scheduled meeting was mailed or the day on which public disclosure was made of the date of the scheduled meeting; and (ii) in the case of a special meeting (other than a special meeting in lieu of an annual meeting), not later than the tenth (10th) day following the earlier of the day on which notice of the date of the scheduled meeting was mailed or the day on which public disclosure was made of the date of the scheduled meeting. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business, the name and address of the beneficial owner, if any, on whose behalf the proposal is made, and the name and address of any other shareholders or beneficial owners known by such shareholder to be supporting such proposal, (iii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder of record, by the beneficial owner, if any, on whose behalf the proposal is made and by any other shareholders or beneficial owners known by such shareholder to be supporting such proposal, and (iv) any material interest of such shareholder of record and/or of the beneficial owner, if any, on whose behalf the proposal is made, in such proposed business and any material interest of any other shareholders or beneficial owners known by such shareholder to be supporting such proposal in such proposed business, to the extent known by such shareholder.

(c)                                  Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this By-law. The person presiding at the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting and in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this By-law, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (or any successor provision), and the rules and regulations thereunder with respect to the matters set forth in this By-law.

(d)                                 This provision shall not prevent the consideration and approval or disapproval at the meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such meeting unless properly brought before the meeting as herein provided.

4.                                       Special Meetings.  Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of the shareholders entitled to vote may be called by the Board of Directors, the Chairman of the Board of Directors, the President, or (i) if the Corporation shall not have a class of voting stock registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”), by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by any other officer, upon written application of one or more shareholders who are entitled to vote and who hold at least ten percent (10%) in interest of the capital stock entitled to vote at the meeting or (ii) if the Corporation shall have a class of voting stock registered under the 1934 Act by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by any other Officer, upon written application of one or more shareholders who are entitled to vote and who hold at least forty percent (40%) in interest of the capital stock entitled to vote at the meeting.

5.                                       Notice of Meetings.  A written notice of the date, time, and place of each annual and special shareholders’ meeting describing the purposes of the meeting shall be given to shareholders entitled to vote at the meeting and, to the extent required by law or the Articles of Organization, to shareholders not entitled to vote at the meeting, no fewer than seven nor more than sixty days before the meeting date. All notices to shareholders shall conform to the requirements of Section 18 of Article V. A shareholder may waive any notice required by law, the Articles of Organization or these By-laws before or after the date and time stated in the notice. The waiver shall be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion with the records of the meeting. A shareholder’s attendance at a meeting (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

6.                                       Quorum.  Unless otherwise provided by law, or in the Articles of Organization, these By-laws or a resolution of the Directors requiring satisfaction of a greater quorum requirement for any voting group, a majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter. As used in these By-laws, a voting group includes all shares of one or more classes or series that, under the Articles of Organization or the Massachusetts Business Corporation Act, as in effect from time to time, are entitled to vote and to be counted together collectively on a matter at a meeting of shareholders. A share once represented for any purpose at a meeting is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless (i) the shareholder attends solely to object to lack of notice, defective notice or the conduct of the meeting on other grounds and does not vote the shares or otherwise consent that they are to be deemed present, or (ii) in the case of an adjournment, a new record date is or shall be set for that adjourned meeting.

ADJOURNMENTS.  ANY MEETING OF THE SHAREHOLDERS MAY BE ADJOURNED TO ANY OTHER TIME AND TO ANY OTHER PLACE BY THE SHAREHOLDERS PRESENT OR REPRESENTED AT THE MEETING, ALTHOUGH LESS THAN A QUORUM, OR BY ANY OFFICER ENTITLED TO PRESIDE OR TO ACT AS SECRETARY OF SUCH MEETING IF NO SHAREHOLDER IS PRESENT IN PERSON OR BY PROXY.  IF AN

ANNUAL OR SPECIAL MEETING OF SHAREHOLDERS IS ADJOURNED TO A DIFFERENT DATE, TIME OR PLACE, NOTICE NEED NOT BE GIVEN OF THE NEW DATE, TIME OR PLACE IF THE NEW DATE, TIME OR PLACE IF ANY, IS ANNOUNCED AT THE MEETING BEFORE ADJOURNMENT. IF A NEW RECORD DATE FOR THE ADJOURNED MEETING IS FIXED, HOWEVER, NOTICE OF THE ADJOURNED MEETING SHALL BE GIVEN UNDER ARTICLE I, SECTION 5 OF THESE BY-LAWS TO PERSONS WHO ARE SHAREHOLDERS AS OF THE NEW RECORD DATE. ANY BUSINESS WHICH COULD HAVE BEEN TRANSACTED AT ANY MEETING OF THE SHAREHOLDERS AS ORIGINALLY CALLED MAY BE TRANSACTED AT ANY ADJOURNMENT THEREOF.

7.                                       Votes and Proxies.  Each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders’ meeting. Scrip shall not carry any right to vote unless otherwise provided therein, but if scrip provides for the right to vote, such voting shall be on the same basis as fractional shares. Shareholders may vote either in person or by written proxy. A shareholder may vote his or her shares in person or may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by his or her attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. Unless otherwise provided in the appointment form, an appointment is valid for a period of 6 months from the date the shareholder signed the form or, if it is undated, from the date of its receipt by the officer or agent. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest, as defined in the Massachusetts Business Corporation Act. An appointment made irrevocable is revoked when the interest with which it is coupled is extinguished. The death or incapacity of the shareholder appointing a proxy shall not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he or she did not know of its existence when he or she acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates. Subject to the provisions of Section 7.24 of the Massachusetts Business Corporation Act and to any express limitation on the proxy’s authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment. Proxies need not be sealed or attested.

8.                                       Conduct of Business.  The Chairman of the Board of Directors or his designee, or, if there is no Chairman of the Board or such designee, then the President or his designee, or, if the office of President shall be vacant, then a person appointed by a majority of the Board of Directors, shall preside at any meeting of shareholders as the chairman of the meeting. In addition to his powers pursuant to Section 3(c) of this Article I, the person presiding at any meeting of shareholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

9.                                       Action at a Meeting.  If a quorum of a voting group exists, favorable action on a matter, other than the election of Directors, is taken by a voting group (a) if it is approved by the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter or (b) in the case of any matter that has been approved by vote of the Board of Directors taken at a meeting held prior to such meeting of shareholders, if the votes cast within the group favoring the action exceed the votes cast opposing the action, unless, in the case of either (a) or (b), a greater number of affirmative votes is required by law, or the Articles of Organization, these By-laws or a resolution of the Board of Directors requiring receipt of a greater affirmative vote of the shareholders, including more separate voting groups. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. No ballot shall be required for such election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election. The Corporation shall not directly or indirectly vote any share of its stock. Nothing in this section shall be construed to limit the right of the Corporation to vote any shares of stock held directly or indirectly by it in a fiduciary capacity.

10.                                 Record Date.  The Directors may fix the record date in order to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action or the date for the making of any dividend or distribution to shareholders. If a record date for a specific action is not fixed by the Board of Directors, and is not supplied by law, the record date shall be the close of business either on the day before the first notice is sent to shareholders, or, if no notice is sent, on the day before the meeting or, in the case of action without a meeting by written consent, the date the first shareholder signs the consent. A record date fixed under this Section may not be more than 70 days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

BOARD OF DIRECTORS

11.                                 Powers.  The Board of Directors may exercise all the powers of the Corporation except such as are required by law or by the Restated Articles of Organization or these By-Laws to be otherwise exercised, and the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. Without limiting the generality of the foregoing, the Board of Directors shall have the power, unless otherwise provided by law, to purchase and to lease, pledge, mortgage and sell all property of the Corporation (including to issue or sell the stock of the Corporation) and to make such contracts and agreements as they deem advantageous, to fix the price to be paid for or in connection with any property or rights purchased, sold, or otherwise dealt with by the Corporation, to borrow money, issue bonds, notes and other obligations of the Corporation, and to secure payment thereof by the mortgage or pledge of all or any part of the property of the Corporation. The Board of Directors may determine the compensation of directors. The Board of Directors or such officer or committee as the Board of Directors shall designate, may determine the compensation and duties, in addition to those prescribed by these By-Laws, of all officers, agents and employees of the Corporation.

12.                                 Number.  The Corporation shall have a Board of Directors, which shall consist of not less than three (3) directors, which number, subject to the rights of the holders of any Preferred Stock of the Corporation to elect directors, shall be determined from time to time by the Board of Directors. Such number may be enlarged or reduced at any time by a vote of a majority of all of the directors then in office. Subject to the rights of the holders of any series of Preferred Stock then outstanding, if the Board of Directors is divided into one or more classes, at each annual meeting of shareholders or special meeting in lieu thereof following the initial classification of the Board of Directors, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders or special meeting in lieu thereof after their election and until their successors are duly elected and qualified. No director need be a shareholder. If the Board of Directors is divided into more than one class, such classes to be as nearly equal in number as possible.

13.                                 Nominations of Directors.  The following provisions of this Section 3 of this Article II shall apply to the nomination of persons for election to the Board of Directors.

(a)                                  Nominations of persons for election to the Board of Directors of the Corporation may be made (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in paragraph (b) of this Section 3, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in paragraph (b) of this Section 3.

NOMINATIONS BY SHAREHOLDERS SHALL BE MADE PURSUANT TO TIMELY NOTICE
IN WRITING TO THE SECRETARY OF THE CORPORATION. TO BE TIMELY, A SHAREHOLDER’S NOTICE SHALL BE DELIVERED TO OR MAILED AND RECEIVED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION, NOT LESS THAN

SIXTY (60) DAYS NOR MORE THAN NINETY (90) DAYS PRIOR TO THE SCHEDULED MEETING DATE, REGARDLESS OF ANY IBIS TECHNOLOGY CORPORATION

(b)                                 postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days’ notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the scheduled meeting was mailed or the day on which public disclosure was made of the date of the scheduled meeting. Such shareholder’s notice shall set forth (x) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the 1934 Act or pursuant to any other then existing statute, rule or regulation applicable thereto (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (y) as to the shareholder giving the notice (1) the name and address, as they appear on the Corporation’s books, of such shareholder and (2) the class and number of shares of the Corporation which are beneficially owned by such shareholder and also which are owned of record by such shareholder; and (z) as to the beneficial owner, if any, on whose behalf the nomination is made, (l) the name and address of such person and (2) the class and number of shares of the Corporation which are beneficially owned by such person. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee as a director. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee.

(c)                                  No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this By-law. The person presiding at the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this By-law, a shareholder shall also comply with all applicable requirements of the 1934 Act (or any successor provision), and the rules and regulations thereunder with respect to the matters set forth in this By-law.

14.                                 Tenure; Resignation.  The term of each Director shall expire at the annual shareholders’ meeting held in the third year following the year of his or her election. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent director. Any Director elected to fill a vacancy shall hold office for the remainder of the full term of the class of Directors in which the vacancy occurred or the new Directorship was created. Despite the expiration of a Director’s term, he or she shall continue to serve until his or her successor is elected and qualified or until there is a decrease in the number of directors. A Director may resign at any time by delivering

15.                                 written notice of resignation to the Board of Directors, its chairman, or to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

16.                                 Removal.  The removal of any Director or Directors or the entire Board of Directors may be effected only for cause by the affirmative vote of (a) at least two-thirds (2/3) of the directors then serving in office or (b) at least seventy-five percent (75%) of the shares outstanding and entitled to vote in the election of Directors; provided, however, that if a director is elected by a voting group of shareholders, only the directors elected by that voting group may participate in the vote to remove him. As used in this Section 5, “cause” shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of a court, (iii) gross dereliction of duty, (iv) commission of an action involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation. A Director may be removed by the shareholders or the Directors only at a meeting called for the purpose of removing him or her, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the Director.

17.                                 Vacancies.  Vacancies and newly created directorships, whether resulting from an increase in the size of the board of directors, from the death, resignation, disqualification or removal of a director or otherwise, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. Any director elected in accordance with this Section shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created and until the director’s successor shall have been elected and qualified.

18.                                 Meetings.  Meetings of the directors need not be held in the state of incorporation.

(a)                                  Regular Meetings.  Regular meetings of the Board of Directors may be held without call or notice at such places and at such times as may be fixed by the Board of Directors from time to time, provided that any director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without call or notice at the same place as the annual meeting of shareholders, or the special meeting held in lieu thereof, immediately following such meeting of shareholders.

(b)                                 Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, the Treasurer, the Secretary, or one or more directors. Notice of the time and place of all special meetings of the Board of Directors shall be given by the Secretary or the Secretary or the officer or directors calling the meeting. Notice must be given orally, by telephone, or, in writing, by mail, postage prepaid, courier, telegraph, telex, telecopy or cable, and such notice shall be sufficient if given in time to enable the director to attend, or, in any case, if sent by mail, if dispatched at least seven (7) days before the meeting, or if sent by telegraph, telex, telecopy or cable, if sent at least forty-eight (48) hours before the meeting, or if sent by courier, if delivered to such courier for next day delivery at least forty-eight

(48) hours before the meeting, addressed in any case to a director’s usual or last known place of business or residence. Special meetings of the Board of Directors must be preceded by a least two days’ notice of the date, time and place of the meeting. The notice need not describe the purpose of the special meeting. All notices to directors shall conform to the requirements of Section 18, of Article V.

19.                                 Quorum of Directors.  At any meeting of the Board of Directors, a majority of the number of directors then constituting the full Board of Directors then serving shall constitute a quorum, but a lesser number may adjourn any meeting from time to time without further notice. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

20.                                 Action at a Meeting.  Action on any matter brought before any meeting of the Board of Directors at which there is a quorum may be taken by vote of a majority of the directors then present at the meeting, unless a different vote is required by law, the Restated Articles of Organization or these By-Laws. A Director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is considered to have assented to the action taken unless: (a) he or she objects at the beginning of the meeting, or promptly upon his or her arrival, to holding it or transacting business at the meeting; (b) his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) he or she delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

21.                                 Action Without a Meeting.  Unless otherwise provided by law, the Restated Articles of Organization or these By-laws, any action required or permitted to be taken by the Directors may be taken without a meeting if the action is taken by the unanimous consent of the members of the Board of Directors. The action must be evidenced by one or more consents describing the action taken, in writing, signed by each Director, or delivered to the Corporation by electronic transmission, to the address specified by the Corporation for the purpose or, if no address has been specified, to the principal office of the Corporation, addressed to the Secretary or other officer or agent having custody of the records of proceedings of Directors, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section is effective when the last Director signs or delivers the consent, unless the consent specifies a different effective date. A consent signed or delivered under this Section has the effect of a meeting vote and may be described as such in any document.

22.                                 Committees of Directors.  The Board of Directors may, by vote of a majority of the number of directors then constituting the full Board, elect from its membership an Executive Committee (to be chaired by the Chairman of the Board, if any) and such other committees as it may determine, comprised of such number of its members as it may from time to time determine (but in any event not less than two), and delegate to any such committee or committees some or all of its powers, except those which by law, the Restated Articles of Organization or these By-Laws it is prohibited from delegating. Except as the directors may otherwise determine, any such committee may make rules for the conduct of its business, but, unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as may be in the manner as is provided by these By-Laws for the directors.

23.                                 Telephone Conference Meetings.  The Board of Directors of any committee thereof may participate in a meeting of such Board of Directors or committee thereof by means of a conference telephone (or similar communications equipment) call, by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

ARTICLE II

OFFICERS

1.                                       Enumeration.  The officers of the Corporation shall be the President, the Treasurer, the Secretary and such other officers as the Board of Directors may determine, including, but not limited to, a Chairman of the Board of Directors, a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretarys, and a Secretary.

2.                                       Election.  The officers shall be appointed by the Board of Directors in accordance with the provisions of these By-laws. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Board of Directors. Each officer has the authority and shall perform the duties set forth in these By-laws or, to the extent consistent with these By-laws, the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers.

3.                                       Qualification. No officer need be a shareholder. The Chairman of the Board, if any, and any Vice Chairman appointed to act in the absence of the Chairman, shall be elected by and from the Board of Directors, but no other officer need be a director. Two or more offices may be held by any one person. If required by vote of the Board of Directors, an officer shall give bond to the Corporation for the faithful performance of his duties, in such form and amount and with such sureties as the Board of Directors may determine. The premiums for such bonds shall be paid by the Corporation.

4.                                       Tenure.  Each officer elected or appointed by the Board of Directors shall hold office until the first meeting of the Board of Directors following the next annual meeting of the shareholders or special meeting in lieu thereof and until his successor is elected or appointed and qualified, or until he dies, resigns, is removed or becomes disqualified, unless a shorter term is specified in the vote electing or appointing said officer. Each officer appointed by the Chairman of the Board shall hold office until his successor is elected or appointed and qualified, whether by the Board of Directors or the Chairman of the Board, or until he dies, resigns, is removed or becomes disqualified, unless a shorter term is specified by any agreement or other instrument appointing said Officer. An officer may resign at any time by delivering notice of the resignation to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later

5.                                       date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor shall not take office until the effective date.

6.                                       Removal.  Any officer elected or appointed by the Board of Directors or by the Chairman of the Board may be removed from office with or without cause by vote of a majority of the directors then in office. An officer may be removed for cause only after a reasonable notice and opportunity to be heard before the body or person proposing to remove him.

7.                                       Chairman of the Board.  The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and shareholders at which he is present and shall have such authority and perform such duties as may be prescribed by these By-Laws or from time to time determined by the Board of Directors.

8.                                       President.  Except for meetings at which the Chairman of the Board, if any, presides in accordance with Section 6 of this Article III, the President shall, if present, preside at all meetings of shareholders, and if a director, at all meetings of the Board of Directors. The President shall, subject to the control and direction of the Board of Directors, have and perform such powers and duties as may be prescribed by these By-Laws or from time to time be determined by the Board of Directors or the Chairman of the Board.

9.                                       Vice Presidents.  The Vice Presidents, if any, in the order of their election, or in such other order as the Board of Directors or the Chairman of the Board may determine, shall have and perform the powers and duties of the President (or such of the power and duties as the Board of Directors or the Chairman of the Board may determine) whenever the President is absent or unable to act. The Vice Presidents, if any, shall also have such other powers and duties as may from time to time be determined by the Board of Directors or the Chairman of the Board.

10.                                 Treasurer and Assistant Treasurers.  The Treasurer shall, subject to the control and direction of the Board of Directors, have and perform such powers and duties as may be prescribed in these By-Laws or be determined from time to time by the Board of Directors or the Chairman of the Board. All property of the Corporation in the custody of the Treasurer shall be subject at all times to the inspection and control of the Board of Directors. Unless otherwise voted by the Board of Directors, each Assistant Treasurer, if any, shall have and perform the powers and duties of the Treasurer whenever the Treasurer is absent or unable to act, and may at any time exercise such of the powers of the Treasurer, and such other powers and duties, as may from time to time be determined by the Board of Directors or the Chairman of the Board.

11.                                 Secretary and Assistant Secretaries.  The Secretary shall be a resident of Massachusetts unless the Corporation has a resident appointed for the purpose of service of process. He shall have and perform the powers and duties prescribed in these By-Laws and such other powers and duties as may from time to time be determined by the Board of Directors. He shall attend all meetings of the directors and of the shareholders and shall record upon the record book of the Corporation all votes of the shareholders and minutes of the proceedings at such meetings. He shall have custody of the record books of the Corporation. Unless otherwise voted by the Board of Directors, each Assistant Secretary, if any, shall have and perform the powers and duties of the Secretary whenever the Secretary is absent or unable to act, and may at any time exercise such of the powers of the Secretary, and such other powers and duties, as may from time to time be determined by the Board of Directors or the Chairman of the Board. In the absence of the Secretary from any meeting of shareholders, an Assistant Secretary, if one be elected, otherwise a Temporary Secretary designated by the person presiding at the meeting, shall perform the duties of the Secretary.

12.                                 Clerk and Assistant Clerks.  The Board of Directors or the Chairman of the Board may appoint a Clerk and, in his absence, an Assistant Clerk, but if no Clerk or Assistant Clerk is elected, the Clerk (or in the absence of the Clerk, any Assistant Clerk) shall act as the Clerk. The Secretary or, in his absence, any Assistant Clerk, shall attend all meetings of the directors and shall record all votes of the Board of Directors and minutes of the proceedings at such meetings. The Clerk or, in his absence, any Assistant Clerk (or the Clerk), shall notify the directors of their meetings, and shall have and perform such other powers and duties as may from time to time be determined by the Board of Directors or the Chairman of the Board. If a Clerk or an Assistant Clerk is elected but is absent from any such meeting, the Clerk (or any Assistant Clerk) may perform the duties of the Clerk; otherwise, a Temporary Clerk may be appointed by the meeting.